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                                                              EXHIBIT 99.(A)(32)

                              PX ACQUISITION CORP.
                          a Wholly Owned Subsidiary of
                                 PRAXAIR, INC.

           HAS INCREASED THE PRICE OF ITS OFFER TO PURCHASE FOR CASH
                     ALL OUTSTANDING SHARES OF COMMON STOCK
                       (INCLUDING THE ASSOCIATED RIGHTS)

                                       of
                              CBI INDUSTRIES, INC.
                                       to
                              $33.00 NET PER SHARE


   THE EXPIRATION DATE OF THE OFFER HAS BEEN AMENDED SUCH THAT THE OFFER AND
                WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT,
               NEW YORK CITY TIME, ON THURSDAY, JANUARY 11, 1996,
                         UNLESS THE OFFER IS EXTENDED.

To Our Clients:

  Enclosed for your consideration are a Supplement dated December 28, 1995 (the "Supplement") to the Offer to Purchase dated November 3, 1995 (the "Offer to Purchase") and the related revised (green) Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer") relating to the Offer by PX Acquisition Corp., a Delaware corporation (the "Purchaser"), which is a wholly owned subsidiary of Praxair, Inc., a Delaware corporation ("Praxair"), to purchase for cash all outstanding shares of Common Stock, par value $2.50 per share (the "Shares"), of CBI Industries, Inc., a Delaware corporation (the "Company"), together with the associated rights (the "Rights") issued pursuant to the Rights Agreement, dated as of March 4, 1986, as amended (the "Rights Agreement"), between the Company and First Chicago Trust Company of New York, as Rights Agent. PURSUANT TO AN AMENDMENT TO THE RIGHTS AGREEMENT TO BE EXECUTED BY THE COMPANY PURSUANT TO THE MERGER AGREEMENT (AS DEFINED IN THE SUPPLEMENT), SO LONG AS THE MERGER AGREEMENT HAS NOT BEEN TERMINATED THE DISTRIBUTION DATE (AS DEFINED IN THE OFFER TO PURCHASE) WILL NOT OCCUR AS A RESULT OF THE ANNOUNCEMENT, COMMENCEMENT OR CONSUMMATION OF THE OFFER OR THE EXECUTION OR DELIVERY OF THE MERGER AGREEMENT. THE RIGHTS WILL CONTINUE TO BE EVIDENCED BY CERTIFICATES FOR THE SHARES AND THE REQUIREMENT FOR A SEPARATE TENDER OF RIGHTS DESCRIBED IN THE OFFER TO PURCHASE WILL NOT APPLY UNLESS A DISTRIBUTION DATE OCCURS. STOCKHOLDERS WILL BE REQUIRED TO TENDER TWO-THIRDS ( 2/3) OF A RIGHT (SUBJECT TO ADJUSTMENT) FOR EACH SHARE TENDERED IN ORDER TO EFFECT A VALID TENDER OF SHARES UNDER THE OFFER. ACCORDINGLY, STOCKHOLDERS WHO SELL THEIR RIGHTS SEPARATELY FROM THEIR SHARES IN THE EVENT OF A DISTRIBUTION DATE AND DO NOT OTHERWISE ACQUIRE RIGHTS MAY NOT BE ABLE TO SATISFY THE REQUIREMENTS OF THE OFFER FOR A VALID TENDER OF SHARES. UNLESS THE DISTRIBUTION DATE OCCURS, A TENDER OF SHARES WILL ALSO CONSTITUTE A TENDER OF THE ASSOCIATED RIGHTS.

  We are the holder of record of Shares held by us for your account. A TENDER OF SUCH SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE REVISED (GREEN) LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER SHARES HELD BY US FOR YOUR ACCOUNT.

  We request instructions as to whether you wish to tender any or all of the Shares and Rights held by us for your account, pursuant to the terms and conditions set forth in the Offer.

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  Your attention is directed to the following:

    1. The tender offer price is $33.00 per Share (and associated Right), net to the seller in cash, without interest thereon, upon the terms and subject to the conditions of the Offer.

    2. The Offer is being made for all of the outstanding Shares and Rights.

    3. THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON THURSDAY, JANUARY 11, 1996, UNLESS THE OFFER IS EXTENDED BY THE PURCHASER.

    4. The Offer is conditioned upon, among other things, there being validly tendered and not withdrawn prior to the Expiration Date at least that number of Shares that would represent a majority of all outstanding Shares on a fully diluted basis on the date of purchase. See the Introduction and
  Section 8 of the Supplement.

    5. Any stock transfer taxes applicable to a sale of Shares and Rights to the Purchaser will be borne by the Purchaser, except as otherwise provided in Instruction 6 of the Letter of Transmittal.

  Your instruction to us should be forwarded promptly to permit us to submit a tender on your behalf prior to the expiration of the Offer.

  If you wish to have us tender any of or all of your Shares and Rights held by us for your account, please so instruct us by completing, executing, detaching and returning to us the instruction form on the detachable part hereof. An envelope to return your instructions to us is enclosed. If you authorize the tender of your Shares and Rights, all such Shares and Rights will be tendered unless otherwise specified on the detachable part hereof. Your instructions should be forwarded to us in ample time to permit us to submit a tender on your behalf prior to the expiration of the Offer.

  In all cases, payment for Shares and Rights accepted for payment pursuant to the Offer will be made only after timely receipt by The Bank of New York (the "Depositary"), of (a) certificates for (or a timely Book-Entry Confirmation (as defined in the Offer to Purchase) with respect to) such Shares and, if the Distribution Date occurs, certificates for (or a timely Book-Entry Confirmation, if available, with respect to) the associated Rights (unless the Purchaser elects to make payment for such Shares and Rights, pending receipt of the certificates for, or a Book-Entry Confirmation with respect to, such Rights as described in Section 2 of the Offer to Purchase), (b) either the original (yellow) or the revised (green) Letter of Transmittal (or a manually executed facsimile thereof), properly completed and duly executed, with any required signature guarantees (or, in the case of a book-entry transfer, an Agent's Message in lieu of a Letter of Transmittal) and (c) any other documents required by the Letter of Transmittal. Accordingly, tendering stockholders may be paid at different times depending upon when certificates for Shares (and Rights, if applicable) or Book-Entry Confirmations with respect to Shares (and Rights, if applicable and if available) are actually received by the Depositary. UNDER NO CIRCUMSTANCES WILL INTEREST BE PAID ON THE PURCHASE PRICE OF THE SHARES TO BE PAID BY THE PURCHASER, REGARDLESS OF ANY EXTENSION OF THE OFFER OR ANY DELAY IN MAKING SUCH PAYMENT.

  The Offer is not being made to, nor will tenders be accepted from, or on behalf of, holders of Shares and Rights in any jurisdiction in which the making or acceptance of the Offer would not be in compliance with the laws of such jurisdiction.

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                          INSTRUCTIONS WITH RESPECT TO
                         THE OFFER TO PURCHASE FOR CASH
                     ALL OUTSTANDING SHARES OF COMMON STOCK
                       (INCLUDING THE ASSOCIATED RIGHTS)

                                       OF
                              CBI INDUSTRIES, INC.

  The undersigned acknowledge(s) receipt of your letter, the Offer to Purchase of PX Acquisition Corp., a Delaware corporation, dated November 3, 1995 (the "Offer to Purchase"), as amended and supplemented by the Supplement thereto dated December 28, 1995 (the "Supplement") and the related revised (green) Letter of Transmittal relating to shares of Common Stock, par value $2.50 per share (the "Shares"), of CBI Industries, Inc., a Delaware corporation (the "Company"), including the associated rights (the "Rights").

  This will instruct you to tender the number of Shares and Rights indicated below held by you for the account of the undersigned, on the terms and subject to the conditions set forth in such Offer to Purchase, Supplement and Letter of Transmittal.

          Number of Shares                     Number of Rights
           to be Tendered*                      to be Tendered*


            _____ Shares                         _____ Rights

              SIGN HERE


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            SIGNATURE(S)                        (PLEASE PRINT NAME(S) AND
                                                      ADDRESS(ES))


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                                          -------------------------------------


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     (Area Code(s) and Telephone          -------------------------------------
             Number(s))

Dated: _____ __, 1996                         (Tax Identification or Social
                                                   Security Number(s))

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* STOCKHOLDERS WILL BE REQUIRED TO TENDER TWO-THIRDS (2/3) OF A RIGHT FOR EACH
  SHARE TENDERED TO EFFECT A VALID TENDER OF SHARES. UNLESS THE DISTRIBUTION DATE (AS DEFINED IN THE OFFER TO PURCHASE) OCCURS, A TENDER OF SHARES WILL ALSO CONSTITUTE A TENDER OF THE ASSOCIATED RIGHTS. Unless otherwise indicated, it will be assumed that all your Shares and Rights are to be tendered.

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